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[FORM OF PROXY]

[Preliminary Proxy Material]

                                MUTUAL FUND GROUP

                   CHASE VISTA U.S. GOVERNMENT SECURITIES FUND

     This proxy is solicited on behalf of the Board of Trustees of Mutual Fund Group for the Special Meeting of the Shareholders to be held on January 26, 2001.

     The undersigned hereby appoints [___, ___ AND ___], and each of them, attorneys and proxies for the undersigned, with full power of substitution, and revocation to represent the undersigned and to vote on behalf of the undersigned all shares of Chase Vista U.S. Government Securities Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at One Chase Square, Third Floor Garden Room, Rochester, New York on January 26, 2001, at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Shareholders in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

     NOTE: Please sign exactly as your name appears on this proxy. If joint owners, EITHER may sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

         DATE __________ ___, _______


         ____________________________

         ____________________________



         Signature(s), Title(s) (if applicable)

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE



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                                MUTUAL FUND GROUP

                   CHASE VISTA U.S. GOVERNMENT SECURITIES FUND

     PLEASE INDICATE YOUR VOTE BY AN "X" ON THE APPROPRIATE LINE BELOW.

     This proxy, if properly executed, will be voted in the manner directed by the shareholder.

     IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

     Please refer to the Proxy Statement for a discussion of the Proposal.

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE
FOLLOWING PROPOSAL.

     Proposal:       To approve or disapprove of the Reorganization.

     For_____               Against_____                Abstain_____